Exhibit 99.1

NEWS RELEASE for April 17, 2008 at 6:00 AM EDT

Contact:	Allen & Caron Inc.	Netlist Inc.
	Jill Bertotti (investors)	Chuck Hong
	jill@allencaron.com	Chief Executive Officer
	Len Hall (media)	(949) 435-0025
len@allencaron.com
(949) 474-4300

NETLIST NAMES SEMICONDUCTOR VETERAN JAMES PERROTT

SENIOR VICE PRESIDENT, SALES AND MARKETING

IRVINE, CA (April 17, 2008) .. . . Netlist, Inc. (NASDAQ: NLST) today announced that it has named veteran semiconductor executive James Perrott to fill the newly-created position of Senior Vice President, Sales and Marketing, effective April 7.  With more than 20 years of experience in executive-level semiconductor sales and sales management, both domestically and internationally, Perrott reports to Chief Executive Officer Chuck Hong.  Perrott will be responsible for leading the Company’s sales and marketing efforts.

Perrott, 46, a resident of Carlsbad, CA, brings to Netlist extensive integrated circuit sales and business leadership experience including sales and distribution channel development, establishing strategic customer partnerships and product introduction to customers worldwide.  Most recently, Perrott served as Vice President of Sales & Business Development for Carlsbad, CA-based Luxtera, a fabless semiconductor company and supplier of silicon photonics.  As a member of the senior staff, he was responsible for customer engagement strategies, as well as product and market development opportunities.

Hong stated: “Jim’s broad experience in the semiconductor industry combined with strong relationships he has established with OEM customers will be extremely important as we bring new products to market and strive to build a more diversified base of customers.  I am confident that Jim will be a great addition to the Netlist team and look forward to his contributions.”

Prior to joining Luxtera, Perrott was Vice President of Sales and Business Development for Irvine, CA-based Solarflare Communications, Inc, a fabless semiconductor company.  In this role, he was responsible for Solarflare’s worldwide sales and customer support.  Prior to that, he was responsible for an international sales team of more than 60 people and $200 million in revenue for Sunnyvale, CA-based Applied Micro Circuits Corporation.  Perrott has also held senior management positions at Waukesha, WI-based Generac Power Systems.

Perrott holds a Bachelor of Science degree from Florida State University.

About Netlist, Inc.

Netlist designs and manufactures high-performance memory subsystems for the server and high- performance computing and communications markets.  The Company’s memory subsystems are developed for applications in which high-speed, high-capacity memory, functionality, small form factor, and heat dissipation are key requirements.  These applications include tower-servers, rack-mounted servers, blade servers, high-performance computing clusters, engineering workstations, and telecommunication equipment.  Netlist maintains its headquarters in Irvine, California with manufacturing facilities in Irvine and in Suzhou, China.

Safe Harbor Statement

This news release contains forward-looking statements regarding future events and the future performance of Netlist, including future opportunities and growth for the company’s business. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those expected or projected. These risks and uncertainties include, but are not limited to, the rapidly-changing nature of technology; volatility in the pricing of DRAM ICs; uncertainty of customer demand, including delays in expected qualifications; introductions of new products by competitors; changes in end-user demand for technology solutions; the Company’s ability to attract and retain skilled personnel; the Company’s reliance on suppliers of critical components; evolving industry standards; and the political and regulatory environment in the People’s Republic of China. Other risks and uncertainties are described in the Company’s annual report on Form 10-K, dated February 29, 2008, and subsequent filings with the U.S. Securities and Exchange Commission made by the Company from time to time.  Netlist undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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